Exhibit 99.1

B. Riley Financial Reports First Quarter 2016 Financial Results and
Affirms Adjusted EBITDA Guidance Given in United Online
Acquisition Announcement

LOS ANGELES, CA – May 16, 2016 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported results for the first quarter ended March 31, 2016.

First Quarter 2016 Operational Highlights

•	Great American Group (GA) won the right to liquidate all 185 remaining Hancock Fabric Stores with more than $280 million in retail inventory.
•	Great American Capital Partners (GACP) provided a $17 million senior secured term loan to EVINE Live
•	B. Riley & Co. formed Corporate Restructuring Practice and appointed Perry Mandarino, M&A Advisor’s “Turnaround Consultant of the Year,” to lead the new practice.
•	Adjusted EBITDA guidance of $9 to $13 million for YTD period through July 2016

First Quarter 2016 Financial Results

Total revenues for the first quarter of 2016 were $19.9 million compared to $26.0 million in the same year-ago period. The decrease in revenue was primarily due to lower revenue from the company’s capital markets and auction and liquidation segments, partially offset by an increase in revenue from the company’s valuation and appraisal segment.

•	Capital Markets Segment: Revenue was $5.6 million compared to $9.2 million in the same year-ago period. The decrease was primarily due to lower investment banking fees, partially offset by an increase in revenue from sales and trading commissions and wealth management services. Segment loss totaled $631,000 compared to segment income of $2.6 million in the same year-ago period.

•	Auction and Liquidation Segment: Revenue was $6.9 million compared to $9.6 million in the same year-ago period. The decrease was primary due to lower services and fees from retail liquidation engagements, partially offset by higher services and fees from wholesale and industrial auction activities. Segment income totaled $2.2 million compared to $3.1 million in the same year-ago period.

•	Valuation and Appraisal Segment: Revenue was $7.5 million compared to $7.3 million in the same year-ago period. The increase was primarily due to an increase in the average fee per unit that the company completed in the quarter. Segment income totaled $2.1 million compared to $1.8 million in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and amortization of non-cash stock-based compensation) for the first quarter of 2016 totaled $1.2 million, compared to $4.9 million in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP term).

Net income for the first quarter of 2016 totaled $248,000 or $0.01 per diluted share, compared to $2.7 million or $0.17 per diluted share in the same year-ago period.

At March 31, 2016, the company had $26.8 million of unrestricted cash and $24.7 million of net investments in securities. Total shareholder equity at quarter-end was $111.2 million.

Management Commentary

“While the headline results for our first quarter may suggest otherwise, in many ways it was gratifying because it validated our business model in a challenging environment,” said Bryant Riley, chairman and CEO of B. Riley Financial. “The key to our business is to maintain a disciplined operating structure that can operate profitably in quarters of low episodic activity, recognizing that when these events come to fruition the business can generate outsized returns.

“In the first quarter, we did not participate in any large retail liquidation engagements and had one of our slowest investment banking quarters on record. Despite this, we were generated $1.2 million in adjusted EBITDA and positive net income. As we have seen activity pick up in recent months, we issued guidance that we believe adjusted EBITDA will range from $9 million to $13 million for the year-to-date period through July 2016. We have taken the unusual approach to give guidance for a period that extends through July due to several transactions that are expected to conclude in June or July, which impact the timing of our recognition of such revenues.

“Subsequent to the first quarter, we announced two major events for B. Riley Financial. First, we entered into an agreement to acquire United Online for $11.00 per share, or approximately $170 million in equity consideration. The consideration represents approximately $48 million in cash consideration from B. Riley Financial after taking into account the projected United Online cash balance at closing. We believe that United Online represents a unique opportunity for us to generate significant returns for our shareholders. In step with this, we completed a follow-on offering of our common stock that raised approximately $23 million in equity proceeds, which will be used to fund part of the United Online acquisition and also general working capital.”

Conference Call

B. Riley Financial will host an investor conference call today (May 16, 2016) at 4:30 p.m. Eastern time. The company’s chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Date: Monday, May 16, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-Free Number: 1-877-407-0789

International Number: 1-201-689-8562

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website here.

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A replay of the call will be available after 7:30 p.m. Eastern time through May 23, 2016.

Toll-Free Replay Number: 1-877-870-5176

International Replay Number: 1-858-384-5517

Replay ID: 13637304

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC, a leading provider of advisory and valuation services, and asset disposition and auction solutions; B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," “projects,” "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance, the effects of our business model, the proposed acquisition and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, expectations regarding adjusted EBITDA from January through July 2016, as well as statements regarding how management sees opportunities to grow and broaden the firm. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to complete the proposed acquisition, including obtaining the approval of United Online’s stockholders; the ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all; our ability to consummate the anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

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Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation" and “Forecasted Adjusted EBITDA Reconciliation.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

RILY@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,786	$30,012
Restricted cash	52	51
Securities owned, at fair value	25,610	25,543
Accounts receivable, net	7,945	9,472
Due from related parties	1,875	409
Advances against customer contracts	200	5,013
Goods held for sale or auction	36	37
Prepaid expenses and other current assets	2,993	2,415
Total current assets	65,497	72,952
Property and equipment, net	519	592
Goodwill	34,528	34,528
Other intangible assets, net	4,656	4,768
Deferred income taxes	18,841	18,992
Other assets	2,106	588
Total assets	$126,147	$132,420
Liabilities and Equity
Current liabilities:
Accounts payable	$1,466	$1,123
Accrued payroll and related expenses	3,294	7,178
Accrued value added tax	2	1,785
Accrued expenses and other liabilities	5,314	6,478
Due to related parties	—	166
Securities sold not yet purchased	953	713
Mandatorily redeemable noncontrolling interests	2,754	2,994
Revolving credit facility	—	272
Contingent consideration- current portion	1,172	1,241
Total current liabilities	14,955	21,950
Contingent consideration, net of current portion	—	1,150
Total liabilities	14,955	23,100
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 16,614,786 and 16,448,119 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	117,236	116,799
Retained earnings (deficit)	(6,057)	(6,305)
Accumulated other comprehensive loss	(993)	(1,058)
Total B. Riley Financial, Inc. stockholders' equity	110,188	109,438
Noncontrolling interests	1,004	(118)
Total equity	111,192	109,320
Total liabilities and equity	$126,147	$132,420

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2016	2015

Revenues:
Services and fees	$19,944	$21,584
Sale of goods	2	4,447
Total revenues	19,946	26,031
Operating expenses:
Direct cost of services	6,683	6,778
Cost of goods sold	2	890
Selling, general and administrative expenses	11,596	12,901
Total operating expenses	18,281	20,569
Operating income	1,665	5,462
Other income (expense):
Interest income	3	2
Interest expense	(132)	(253)
Income before income taxes	1,536	5,211
Provision for income taxes	(166)	(1,775)
Net income	1,370	3,436
Net income attributable to noncontrolling interests	1,122	754
Net income attributable to B. Riley Financial, Inc.	$248	$2,682

Basic income per share	$0.02	$0.17
Diluted income per share	$0.01	$0.17

Weighted average basic shares outstanding	16,490,178	16,117,422
Weighted average diluted shares outstanding	16,553,953	16,162,304

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$1,370	$3,436
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	203	195
Provision for credit losses	(20)	60
Share based compensation	437	–
Effect of foreign currency on operations	–	39
Non-cash interest	31	29
Deferred income taxes	152	1,710
Income allocated to mandatorily redeemable noncontrolling interests and redeemable noncontrolling interests	425	402
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	6,442	5,772
Securities owned	(67)	7,341
Goods held for sale or auction	2	(1,931)
Prepaid expenses and other assets	(2,060)	95
Accounts payable and accrued expenses	(6,643)	1,407
Due to (from) related party	(1,556)	(758)
Securities sold, not yet purchased	239	210
Auction and liquidation proceeds payable	–	(665)
Net cash (used in) provided by operating activities	(1,045)	17,342
Cash flows from investing activities:
Acquisition of MK Capital	–	(2,500)
Purchases of property and equipment	(18)	(129)
Proceeds from sale of property and equipment	–	4
Cash acquired in acquisition of MK Capital, LLC	–	49
Increase in restricted cash	(1)	(17,997)
Net cash used in investing activities	(19)	(20,573)
Cash flows from financing activities:
Repayment of asset based credit facility	–	(14,032)
Proceeds from (repayment of) revolving line of credit	(272)	1,824
Proceeds from note payable - related party	–	4,500
Payment of contingent consideration	(1,250)	–
Distribution to noncontrolling interests	(665)	(301)
Net cash used in financing activities	(2,187)	(8,009)
Decrease in cash and cash equivalents	(3,251)	(11,240)
Effect of foreign currency on cash	25	(29)
Net decrease in cash and cash equivalents	(3,226)	(11,269)
Cash and cash equivalents, beginning of period	30,012	21,600
Cash and cash equivalents, end of period	$26,786	$10,331
Supplemental disclosures:
Interest paid	$7	$227
Taxes paid	$369	$28
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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Adjusted EBITDA reconciliation:

Net Income, as reported	$248	$2,682

Adjustments:
Provision for income taxes	166	1,775
Interest expense	132	253
Interest income	(3)	(2)
Depreciation and amortization	203	195
Share based compensation	437	-

Total EBITDA adjustments	935	2,221

Adjusted EBITDA	$1,183	$4,903

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

FORECASTED ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(dollars in thousands)

	Forecast Jan - July 2016
(Forecast for period Jan 2016 - July 2016)	Low	High

Net Income estimate	$3,550	$5,950

Adjustments (estimate):
Provision for income taxes	2,400	4,000
Interest expense, net	1,050	1,050
Transaction related costs	500	500
Depreciation and amortization	475	475
Share based compensation	1,025	1,025

Total EBITDA adjustments	5,450	7,050

Adjusted EBITDA	$9,000	$13,000

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Capital markets reportable segment:
Revenues - Services and fees	$5,564	$9,208
Selling, general, and administrative expenses	(6,174)	(6,495)
Depreciation and amortization	(21)	(107)
Segment (loss) income	(631)	2,606
Auction and Liquidation reportable segment:
Revenues - Services and fees	6,907	5,122
Revenues - Sale of goods	2	4,447
Total revenues	6,909	9,569
Direct cost of services	(3,418)	(3,583)
Cost of goods sold	(2)	(890)
Selling, general, and administrative expenses	(1,225)	(1,965)
Depreciation and amortization	(41)	(9)
Segment income	2,223	3,122
Valuation and Appraisal reportable segment:
Revenues - Services and fees	7,473	7,254
Direct cost of services	(3,265)	(3,195)
Selling, general, and administrative expenses	(2,119)	(2,188)
Depreciation and amortization	(29)	(34)
Segment income	2,060	1,837
Consolidated operating income from reportable segments	3,652	7,565
Corporate and other expenses	(1,987)	(2,104)
Interest income	3	2
Interest expense	(132)	(252)

Income before income taxes	1,536	5,211
Provision for income taxes	(166)	(1,775)

Net income	1,370	3,436
Net income attributable to noncontrolling interests	1,122	754

Net income attributable to B. Riley Financial, Inc.	$248	$2,682

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